Exhibit 10.15


       Waiver for Receipt of Deep Field Technologies Class A Common Stock

I, Jerome Mahoney, in regards to the iVoice, Inc. distribution by dividend to all of the stockholders of iVoice, Inc. of up to 10,000,000 shares of Deep Field Technologies, Inc. Class A Common Stock (the "Distribution"), hereby agree to forego receiving any shares of Deep Field Technologies Class A Common Stock that I would be entitled to receive in the Distribution by virtue of my ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.


By: /s/ Jerome Mahoney                       January 6, 2005
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      Jerome Mahoney